                                                                   Exhibit 10.48


                               LICENSE AGREEMENT

                                GLAXOSMITHKLINE

                                      AND

                      3-DIMENSIONAL PHARMACEUTICALS, INC.



Note:  Certain portions of this License Agreement and its exhibits, which
----
are identified by the symbol "[*    *]", have been omitted and filed separately
with the Securities and Exchange Commission pursuant to a confidential treatment request.

                               LICENSE AGREEMENT
                               -----------------

     THIS LICENSE AGREEMENT (hereinafter "AGREEMENT"), made as of the _____ day of January, 2002, between SmithKline Beecham Corporation, a Pennsylvania corporation having a place of business at One Franklin Plaza, Philadelphia, PA 19101 ("SBC") and Glaxo Group Limited, a company incorporated in England and Wales, having an office at Greenford Road, Greenford, Middlesex, UB6 OHE, United Kingdom ("GGL" and, together with SBC, GlaxoSmithKline or "GSK") and 3-Dimensional Pharmaceuticals, Inc., a Delaware corporation having a place of business at Three Lower Makefield Corporate Center, 1020 Stony Hill Road, Yardley, PA 19067 (herein referred to as "3DP"),

                                WITNESSETH THAT:
                                ----------------

     WHEREAS, GSK is the owner of all right, title and interest in certain patents, identified in Appendix B hereto, and know-how, relating to two thrombopoietin peptide mimetics known internally at GSK as AF13948 and AF15705, as well as to certain PEGylated forms of these compounds known internally at GSK as GW350805 and GW395058, respectively;

     WHEREAS GSK was developing, but has discontinued development of, GW350805 and W395058; and

     WHEREAS, 3DP desires to obtain an exclusive license, and GSK is willing to grant an exclusive license to develop and commercialize such compounds on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the covenants and obligations expressed herein, and intending to be legally bound, and otherwise to be bound by proper and reasonable conduct, the parties agree as follows:

1.   DEFINITIONS
     -----------

     1.01 "AFFILIATE" shall mean any corporation or other entity that controls, is controlled by or is under common control with a party to this Agreement. A corporation or other entity, as applicable, shall be regarded as in control of another corporation or other entity if it owns or directly or indirectly controls at least fifty percent (50%) of the voting stock of the other corporation or (a) in the absence of the ownership of at least fifty percent (50%) of the voting stock of a corporation or (b) in the case of a non-corporate entity, if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or non-corporate entity, as applicable.


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     1.02 "EFFECTIVE DATE" shall mean the date as of which this Agreement is effective and shall be the date of this Agreement first written above.

     1.03 "FIELD" shall the mean the development, manufacture and sale of products that are peptides or modified peptides, including but not limited to
PRODUCTS, that exhibit activity mimetic to thrombopoietin and that [*        *];
excluding however for all purposes the development, manufacture and sale of
products that [*        *], including but not limited to PRODUCTS,
[*         *].

     1.04 "KNOW-HOW" shall mean the technical information and know-how that is owned or controlled by GSK as of the EFFECTIVE DATE and that is necessary or useful for the development, manufacturing or regulatory approval of a PRODUCT and shall include, without limitation, biological, chemical, pharmacological, toxicological, clinical, assay, control and manufacturing data and any other information specifically relating to a PRODUCT. A non-comprehensive list of documentation encompassed within KNOW-HOW is set forth on Appendix A attached hereto, which may be amended from time to time by mutual agreement of the parties. In addition, if in the course of providing the services described in Appendix E, GSK develops additional information or know-how that is necessary or useful for the development, manufacturing or regulatory approval of a PRODUCT, KNOW-HOW shall also include such additional information and know-how. For the avoidance of doubt, it is understood and agreed that LICENSOR shall have no obligation to complete or finalize any draft reports or collections of data that may be included within KNOW-HOW.

     1.05 "LICENSEE" shall mean 3DP.

     1.06 "LICENSOR" shall mean GSK.

     1.07 "NDA" shall mean an application for marketing approval of a pharmaceutical product in any country of the world.

     1.08 "PATENTS" shall mean the patents and patent applications that are owned by LICENSOR as of the EFFECTIVE DATE, or to which LICENSOR otherwise has the right to grant licenses as of the EFFECTIVE DATE and that generically or specifically claim a PRODUCT or compositions thereof, methods of manufacturing a PRODUCT or compositions thereof, or methods of using a PRODUCT or compositions thereof. Also included within the definition of PATENTS are all continuations, continuations-in-part, divisions, patents of addition, utility models, reissues, renewals, extensions and supplementary patent certificates derived from or based on such patents and patent applications. The list of U.S. and PCT patent applications and patents encompassed within PATENTS as of the EFFECTIVE DATE is set forth in Appendix B attached hereto. Promptly following the EFFECTIVE DATE, LICENSOR shall amend Appendix B to include all patent applications and patents encompassed within PATENTS. In addition, PATENTS shall also include patents and patent applications filed in

                                    Page 2
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accordance with Section 7.01 as well as all continuations, continuations-in-
part, divisions, patents of addition, utility models, reissues, renewals, extensions and supplementary patent certificates derived from or based on such patents and patent applications.


     1.09 "PRODUCT" shall mean any of AF15705, AF13948, GW350805 and GW395058, each of which is more fully described on Appendix C, including alternative PEGylated or otherwise-modified forms thereof and including pharmaceutical compositions comprising such compounds or modified forms thereof, as well as any derivatives thereof that are discovered or developed by LICENSEE during the term of this AGREEMENT. "PRODUCTS" shall mean all of AF15705, AF13948, GW350805 and GW395058 and all alternative PEGylated or otherwise-modified forms thereof and including pharmaceutical compositions comprising such compounds or modified forms thereof, as well as any derivatives thereof that are discovered or developed by LICENSEE during the term of this AGREEMENT.

     1.10 "TERRITORY" shall mean all the countries and territories in the world.

     1.11 "THIRD PARTY(IES)" shall mean any party other than a party to this Agreement or an AFFILIATE of either party.

2.  GRANT
    -----
     2.01 LICENSOR hereby grants to LICENSEE an exclusive license, with the right to grant sublicenses, under the PATENTS and KNOW-HOW to make, have made, use, offer to sell, sell and import products in the FIELD in the TERRITORY, subject to the terms and conditions of this Agreement.

3.  PAYMENTS AND ROYALTIES
    ----------------------
     3.01 In consideration for the exclusive license to PATENTS and KNOW-HOW granted to LICENSEE by LICENSOR under this Agreement, LICENSEE shall make the following stock issuances to LICENSOR (to be split equally between each GSK entity comprising LICENSOR) in accordance with the Stock Purchase Agreement attached hereto as Appendix D:

          1. 500,000 shares of Common Stock of LICENSEE to be issued within five (5) business days after the EFFECTIVE DATE;

          2.  [*                *] shares of Common Stock of LICENSEE to be
issued within ten (10 days of the effective date of [*              *], i.e.,
within ten (10) days of the date on which LICENSEE [*            *]or to an
analogous agency under the laws and regulations of any other country;

          3.  [*                *] shares of Common Stock of LICENSEE to be
issued within ten (10) days of [*                       *];

                                    Page 3
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          4.  [*                *] shares of Common Stock of LICENSEE to be
issued within ten (10) days of [*                       *];

          5.  [*                *] shares of Common Stock of LICENSEE to be
issued with ten (10) days of [*                 *].

        [*                                              *]

     3.02 The stock issuances specified in Section 3.01 shall be the sole consideration for all rights granted to LICENSEE hereunder and for all obligations assumed by LICENSOR hereunder.

     3.03 LICENSEE shall give LICENSOR prompt written notice of occurrence of each of the development milestones identified in Section 3.01(2),(3),(4), and
(5).

4.   DEVELOPMENT AND REGISTRATION
     ----------------------------

     4.01 As of the EFFECTIVE DATE, LICENSEE shall have full control and authority over, and shall be solely responsible for PRODUCTS, including but not limited to the development, registration, manufacture and commercialization of PRODUCTS in the TERRITORY. LICENSEE will exercise its reasonable efforts and diligence in developing and commercializing a PRODUCT in accordance with its business, legal, medical and scientific judgment, and in undertaking investigations and actions required to obtain appropriate governmental approvals to market a PRODUCT in the TERRITORY. All such activity shall be undertaken at LICENSEE's expense.

     4.02 LICENSEE shall keep LICENSOR informed in writing, on an annual basis, of the status of the development of PRODUCTS throughout the TERRITORY.

     4.03 Except as specified in Appendix E and in Section 4.04, LICENSOR shall have no obligation to provide any support to LICENSEE, whether financially, internal resource or otherwise, for the development and commercialization of PRODUCTS under the terms of this Agreement or otherwise.

     4.04 Except to the extent transferred to LICENSEE pursuant to this Agreement, LICENSOR shall maintain its data, records, reports, and other information relating to the research and development of PRODUCTS to the same extent, and with the same level of care, as it would for other pharmaceutical products that it discovers, develops and directly commercializes, provided that such data, records, reports, and other information are in its possession or control as of the EFFECTIVE DATE.

5.   SUPPLY, DISTRIBUTION AND LABELING
     ---------------------------------

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     5.01 LICENSEE shall be solely responsible for providing its clinical, promotional and commercial requirements of PRODUCTS throughout the TERRITORY.

     5.02 LICENSEE shall be solely responsible for the distribution in the TERRITORY of PRODUCTS.

     5.03 At Licensee's discretion, PRODUCTS sold by LICENSEE or its permitted sublicensees in the TERRITORY may bear a legend on its packaging stating that such PRODUCT is sold under a license from LICENSOR and/or bearing the patent numbers of patents claiming the PRODUCT that have been granted in the country of sale; provided that the exact content of such legend must be approved by LICENSOR prior to commercial launch in the TERRITORY if LICENSEE elects to use such legends. LICENSOR shall bear no responsibility for any limitation on damages recoverable from an infringer in an infringement suit as provided for under Section 7.05 herein if LICENSEE elects under this Section 5.03 to omit the US patent numbers of patents claiming the PRODUCT.

6.   EXCHANGE OF INFORMATION, TRANSITIONAL SERVICES, AND CONFIDENTIALITY
     -------------------------------------------------------------------

     6.01 LICENSOR shall compile and transfer to LICENSEE, KNOW-HOW, including but not limited to the documentation listed on Appendix A, and shall otherwise provide certain transitional services, all as described in Appendix E. The obligation to transfer KNOW-HOW extends only to KNOW-HOW known to GSK as of EFFECTIVE DATE or developed by GSK prior to acceptance of an IND for a PRODUCT.

     6.02 During the term of this Agreement and for five (5) years thereafter, irrespective of any termination earlier than the expiration of the term of this Agreement, LICENSOR shall not use or reveal or disclose to THIRD PARTIES any confidential information received from LICENSEE without first obtaining the written consent of LICENSEE, except as may be required to be disclosed to a governmental agency, in which case LICENSOR shall give LICENSEE prior notice of the details of such disclosure and of the requirements therefor. This confidentiality obligation shall not apply to such information which is or becomes a matter of public knowledge, or is already in the possession of LICENSOR, or is disclosed to LICENSOR by a THIRD PARTY having the right to do so, or is subsequently and independently developed by employees of LICENSOR or AFFILIATES thereof who had no knowledge of the confidential information disclosed. LICENSOR shall take reasonable measures to assure that no unauthorized use or disclosure is made by others to whom access to such information is granted.

     6.03 During the term of this Agreement and for five (5) years thereafter, irrespective of any termination earlier than the expiration of the term of this Agreement, LICENSEE shall not use or reveal or disclose to THIRD PARTIES any confidential information received from

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LICENSOR in accordance with this Agreement or under the Confidential Information
Agreement between LICENSOR and LICENSEE dated June 16, 2001, without first obtaining the written consent of LICENSOR. This confidentiality obligation shall not apply to KNOW-HOW or to such information which is or becomes a matter of public knowledge, or is already in the possession of LICENSEE, or is disclosed to LICENSEE by a THIRD PARTY having the right to do so, or is subsequently and independently developed by employees of LICENSEE or AFFILIATES thereof who had no knowledge of the confidential information disclosed. LICENSEE shall take reasonable measures to assure that no unauthorized use or disclosure is made by others to whom access to such information is granted.

     6.04 Either party to this Agreement may release the announcement attached hereto as Appendix F. Otherwise, no public announcement or other disclosure to THIRD PARTIES concerning the existence of or terms of this Agreement shall be made, either directly or indirectly, by any party to this Agreement, except as may be legally required or as may be required for recording purposes, without first obtaining the written approval of the other party and agreement upon the nature and text of such announcement or disclosure; provided however, that in the event of any disclosure required by law or required for recording purposes, the disclosing party shall notify the other party prior to any such disclosure and reasonably cooperate with any requests to limit or otherwise protect any such disclosures.

     The above notwithstanding, without the prior consent of LICENSOR, LICENSEE may disclose to third parties information concerning the development and commercialization of PRODUCTS provided that it shall not disclose the terms of this Agreement, except to the extent already disclosed by the announcement attached as Appendix F, without the prior written consent of LICENSOR.

     A party desiring to make any other public announcement or other disclosure shall inform the other party of the proposed announcement or disclosure in reasonably sufficient time prior to release, and shall provide the other party with a written copy thereof, in order to allow such other party to comment upon such announcement or disclosure.

     6.05 LICENSOR shall not submit for written or oral publication any manuscript, abstract or the like which includes data or other information relating to either PRODUCT without first obtaining the prior written consent of LICENSEE.

     6.06 Nothing in this Agreement shall be construed as preventing or in any way inhibiting LICENSEE from complying with statutory and regulatory requirements governing the development, manufacture, use and sale or other distribution of PRODUCTS in any manner that it reasonably deems appropriate, including, for example, by disclosing to regulatory authorities confidential or other information received from LICENSOR or THIRD PARTIES.

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     6.07 All confidential information disclosed by one party to the other shall remain the intellectual property of the disclosing party. In the event that a court or other legal or administrative tribunal, directly or through an appointed master, trustee or receiver, assumes partial or complete control over the assets of a party to this Agreement based on the insolvency or bankruptcy of such party, the bankrupt or insolvent party shall promptly notify the court or other tribunal (i) that confidential information received from the other party under this Agreement remains the property of the other party and (ii) of the confidentiality obligations under this Agreement. In addition, the bankrupt or insolvent party shall, to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality of the other party's confidential information and to ensure that the court, other tribunal or appointee maintains such information in confidence in accordance with the terms of this Agreement.

7.   PATENT PROSECUTION AND LITIGATION
     ----------------------------------

     7.01 Each party shall have and retain sole and exclusive title to all inventions, discoveries and know-how which are made, conceived, reduced to practice or generated solely by its employees, agents, or other persons acting under its authority in the course of or as a result of the performance of activities under this Agreement. Each party shall own a fifty percent (50%) undivided interest in all such inventions, discoveries and know-how made, conceived, reduced to practice or generated jointly by employees, agents, or other persons acting under the authority of both parties in the course of or as a result of the performance of activities under this Agreement. For the avoidance of doubt, it is understood and agreed that LICENSOR is not obligated to, and has no intent of being involved at all with LICENSEE in the development or commercialization of PRODUCT under this Agreement, and that the responsibility for the development and commercialization of PRODUCT rests solely with LICENSEE, except as provided in Appendix E and in Section 4.04. LICENSOR shall have the right to file, prosecute and maintain patent applications and patents directed to inventions and discoveries that are owned in whole by LICENSOR in accordance with this Section 7.01. LICENSEE shall have the right to file, prosecute and maintain patent applications and patents directed to inventions and discoveries that are owned in whole by LICENSEE in accordance with this Section 7.01. Both parties shall have the right to file, prosecute and maintain patent applications and patents directed to inventions and discoveries that are jointly owned by LICENSEE and by LICENSOR in accordance with this Section 7.01 and the parties shall agree upon which of them shall take the lead in filing, prosecuting and maintaining such patent applications at the equal expense of both parties. If either party declines to exercise its rights to file, prosecute and maintain patent applications or patents hereunder, the other party shall have the right to file, prosecute and maintain such patent applications and patents at its own expense.

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     7.02 LICENSOR shall disclose to LICENSEE the complete texts of all patents and patent applications that are PATENTS as well as of all correspondence to or from the U.S. Patent and Trademark Office, and other patent offices around the world, relating to such patents and patent applications, as well as all information received concerning the institution or possible institution of any interference, opposition, re-examination, reissue, revocation, nullification or any official proceeding involving a PATENT anywhere in the TERRITORY. All such disclosures shall be subject to the provisions of Section 6.03. LICENSEE shall have the right to comment upon all patent office communications concerning such patents and patent applications as well as on all proposed responses to such communications.

     7.03 In addition, LICENSOR shall consult with patent attorneys appointed by LICENSEE prior to taking any action that would result in the narrowing of claims that cover the making, using, or selling of a PRODUCT, or that would otherwise reduce the patent coverage for a PRODUCT, provided that the fees and expenses of the appointed patent attorneys shall be paid by LICENSEE. LICENSEE shall have the right to assume responsibility for any PATENT or any part of a PATENT that covers the making, using or selling of a PRODUCT and that LICENSOR intends to abandon or otherwise cause or allow to be forfeited.

     7.04 In the event of the institution of any suit by a THIRD PARTY against LICENSOR, LICENSEE or its sublicensees for patent infringement involving the manufacture, use, sale, distribution or marketing of PRODUCT anywhere in the TERRITORY, the party sued shall promptly notify the other party in writing. LICENSEE shall have the right but not the obligation to defend such suit at its own expense. LICENSOR and LICENSEE shall assist one another and cooperate in any such litigation at the other's reasonable request without expense to the requesting party.

     7.05 In the event that LICENSOR or LICENSEE becomes aware of actual or threatened infringement of a patent claim in a PATENT, which claim covers the making, using, or selling of a product in the FIELD anywhere in the TERRITORY, that party shall promptly notify the other party in writing. LICENSEE shall have the first right but not the obligation to bring, at its own expense, an infringement action against any THIRD PARTY and, if required in order to bring or maintain such action or to recover the full measure of damages, to use LICENSOR's name in connection therewith and to include LICENSOR as a party thereto. If LICENSEE does not commence a particular infringement action within ninety (90) days, LICENSOR, if LICENSEE consents, shall be entitled to bring such infringement action at its own expense. The party conducting such action shall have full control over its conduct, including settlement thereof, subject to Paragraph 7.07. In any event, LICENSOR and LICENSEE shall assist one another and cooperate in any such litigation at the other's reasonable request without expense to the requesting party.

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     7.06 LICENSOR and LICENSEE shall recover their respective actual out-of-
pocket expenses, or equitable proportions thereof, associated with any litigation or settlement thereof from any recovery made by any party. Any excess amount shall be kept by the party that conducted the litigation.

     7.07 The parties shall keep one another informed of the status of and of their respective activities regarding any litigation or settlement thereof concerning PRODUCT, provided that no settlement or consent judgment or other voluntary final disposition of any suit defended or action brought by one party pursuant to this Article 7 may be entered into without the consent of the other party if such settlement would require the non-settling party to be subject to an injunction outside the FIELD or to make a monetary payment for which the non-settling party is not indemnified by the settling party or would adversely affect the non-settling party's rights under this Agreement.

8.   TRADEMARKS AND NON-PROPRIETARY NAMES
     ------------------------------------

     8.01 LICENSEE, at its expense, shall be responsible for the selection, registration and maintenance of all trademarks that it employs in connection with PRODUCT in the TERRITORY and shall own and control such trademarks.
Nothing in this Agreement shall be construed as a grant of rights, by license or otherwise, to LICENSOR to use such trademarks for any purpose.

9.   TERM AND TERMINATION
     --------------------

     9.01 Unless otherwise terminated, this Agreement shall expire upon the expiration, lapse or invalidation of the last remaining PATENT in any country of the TERRITORY that covers the making, using, selling, or importing of PRODUCT. Expiration of this Agreement under this provision shall not preclude LICENSEE from continuing to market PRODUCT and to use KNOW-HOW without further payments to LICENSOR.

     9.02 If either party fails or neglects to perform material covenants or provisions of this Agreement and if such default is not corrected within thirty
(30) days after receiving written notice from the other party with respect to such default, such other party shall have the right to terminate this Agreement by giving written notice to the party in default; provided, however, that if such default is contested in accordance with Article 14, then the termination shall not take effect until the matter is finally resolved.

     9.03 LICENSEE may terminate this Agreement at any time and at its discretion by giving thirty (30) days written notice thereof to LICENSOR. Upon any termination by LICENSOR pursuant to Section 9.02 or LICENSEE pursuant to this Section 9.03, in addition to the provisions of Article 10 below, LICENSEE shall return to LICENSOR any KNOW-HOW

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provided to LICENSEE hereunder. In addition, LICENSEE shall grant to LICENSOR a license under LICENSEE's rights in all pre-clinical, clinical, regulatory, manufacturing and other documentation and related know-how and patents relating to PRODUCTS developed and/or commercialized hereunder under commercially reasonable terms to be negotiated in good faith between the parties.

     9.04 Either party may terminate this Agreement if, at any time, the other party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the party or of its assets, or if the other party proposes a written agreement of composition or extension of its debts, or if the other party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if the other party shall propose or be a party to any dissolution or liquidation, or if the other party shall make an assignment for the benefit of creditors.

     9.05 Notwithstanding the bankruptcy of LICENSOR, or the impairment of performance by LICENSOR of its obligations under this Agreement as a result of bankruptcy or insolvency of LICENSOR, LICENSEE shall be entitled to retain the licenses granted herein, subject to LICENSOR's rights to terminate this Agreement for reasons other than bankruptcy or insolvency as expressly provided in this Agreement.

10.  RIGHTS AND DUTIES UPON TERMINATION
     ----------------------------------

     10.01 Upon termination of this Agreement, LICENSOR shall have the right to retain any shares of Common Stock of LICENSEE already issued to LICENSOR by LICENSEE under this Agreement or the Stock Purchase Agreement, and LICENSEE shall issue to LICENSOR all shares of Common Stock that may be due as of the effective date of termination under Section 3.01.

     10.02 Termination of this Agreement shall terminate all outstanding obligations and liabilities between the parties arising from this Agreement, including without limitation the licenses granted in Article 2 hereof, except those described in Paragraphs 6.02, 6.03, 6.07, 7.01, 9.01, 9.03, 11.06, 13.01
and 14.01 and Article 10, as well as any other provision which, by its terms, is stated to survive the termination or expiration of this Agreement. In addition, any other provision required to interpret and enforce the parties rights and obligations under this Agreement shall also survive, but only to the extent that such survival is required for the full observation and performance of this Agreement by the parties hereto.

     10.03 Termination of the Agreement in accordance with the provisions hereof shall not limit remedies that may be otherwise available in law or equity.

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11.    WARRANTIES AND REPRESENTATIONS
       ------------------------------

     11.01 LICENSOR represents and warrants that, except as listed in Appendix G:

        11.1.1.  it has the right to enter into this Agreement;

        11.1.2. as of the EFFECTIVE DATE, to its belief and knowledge, but without any inquiry or investigation, the claims in the PATENTS listed on Appendix B that cover the making, using or selling of a PRODUCT are valid and enforceable;

        11.1.3. as of the EFFECTIVE DATE, to its belief and knowledge, but without any inquiry or investigation, there are no third party patents or other intellectual property rights that would preclude or inhibit LICENSEE from making, using, or selling PRODUCTS in the Field;

        11.1.4. as of the EFFECTIVE DATE, to its belief and knowledge, but without any inquiry or investigation, there are no third party liens or other encumbrances, including but not limited to encumbrances arising from contracts with third parties, on the PRODUCTS or on the PATENTS listed on Appendix B for use in the Field;

        11.1.5. it has disclosed or will timely disclose to LICENSEE all information and data relevant to the safety of the PRODUCTS.

     11.02 Nothing in this Agreement shall be construed as a warranty that PATENTS are valid or enforceable or that their exercise does not infringe any patent rights of THIRD PARTIES.

     11.03  [*                    *].

     11.04 LICENSEE acknowledges that, in entering into this Agreement, LICENSEE has independently evaluated any information supplied by LICENSOR and related to PRODUCT and PATENTS before making its decision to enter into this Agreement and to undertake the commitments and obligations set forth herein, except that LICENSEE has relied upon the representations and warranties by LICENSOR expressly recited in Section 11.01. LICENSEE expressly acknowledges that it is solely responsible for the development and commercialization of PRODUCT and that, except as expressly set forth herein, LICENSOR has no obligation to provide assistance in any manner to LICENSEE in the development and commercialization of PRODUCT.

     11.05 LICENSEE warrants that, with respect to any sublicense which it shall be entitled to grant under this Agreement, it shall secure all appropriate covenants, obligations and rights from any such sublicensee to ensure that such sublicensee can comply with all of LICENSEE' covenants and obligations to LICENSOR under this Agreement. LICENSEE agrees that it shall comply with all reasonable requests from LICENSOR to use reasonable endeavors to enforce requested provisions of such sublicense agreements.

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

     11.06 LICENSEE shall indemnify and hold harmless LICENSOR and its Affiliates with respect to any and all claims, suits, causes of action, damages and costs (including reasonable attorney's fees) (hereinafter "Claims") asserted by any Third Party against LICENSEE and/or LICENSOR and arising from any of LICENSEE'S actions or omissions under this Agreement, including without limitation any claims for illness, injury, death or other damage resulting from LICENSEE or its AFFILIATES manufacture, use or sale of PRODUCT, except to the extent:

        11.6.1. such Claims are due to the negligence or willful misconduct of LICENSOR or to breach by LICENSOR of its representations and warranties under
Section 11.01

        11.6.2. LICENSOR fails to give LICENSEE prompt notice of such Claims, fails to permit LICENSEE to control the defense or settlement of such Claims, or fails to reasonably cooperate with LICENSEE in the defense of such Claims; provided however that LICENSEE shall not settle any claim that imposes an injunction on LICENSOR outside of the FIELD or imposes a monetary judgement on LICENSOR for which LICENSOR is not indemnified by LICENSEE or otherwise adversely affects LICENSOR's rights outside the FIELD.

     11.07 Immediately upon the first administration of a PRODUCT to a human in accordance with this Agreement, and for a period of at least five (5) years after the expiration of this Agreement or earlier termination, LICENSEE shall obtain and/or maintain, at its sole cost and expense, product liability insurance in amounts, which are reasonable and customary in the U.S. pharmaceutical industry for companies that are of similar size and similarly situated as LICENSEE. Such product liability insurance shall insure against all liability, including product liability, personal liability, physical injury or property damage. LICENSEE shall provide written proof of the existence of such insurance to LICENSOR upon request therefor.

12.  FORCE MAJEURE
     -------------

     12.01 If the performance of any part of this Agreement by either party, or of any obligation under this Agreement, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the party liable to perform, unless conclusive evidence to the contrary is provided, the party so affected shall, upon giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party shall use its reasonable best efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

13.  GOVERNING LAW
     -------------

     13.01 This Agreement shall be deemed to have been made in Pennsylvania and its form, execution, validity, construction and effect shall be determined in accordance with the laws of Pennsylvania.

14.  DISPUTE RESOLUTION
     ------------------

     14.01 Any dispute, controversy or claim arising out of or relating to this Agreement, including termination thereof (hereinafter collectively referred to as "Dispute") shall be attempted to be settled by the parties, in good faith, by submitting each such Dispute to appropriate senior management representatives of each party in an effort to effect a mutually acceptable resolution thereof. In the event no mutually acceptable resolution is achieved in a reasonable period of time, then either party may submit the Dispute to binding arbitration in accordance with the relevant rules of the American Arbitration Association and the result of such arbitration shall be binding upon the parties and shall be final. Any such arbitration shall take place in Philadelphia, Pennsylvania.

15.  SEPARABILITY
     ------------

     15.01 In the event any portion of this Agreement shall be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect.

     15.02 If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law.

     15.03 In the event that the terms and conditions of this Agreement are materially altered as a result of Paragraphs 15.01 or 15.02, the parties will renegotiate the terms and conditions of this Agreement to resolve any inequities.

16.  ENTIRE AGREEMENT
     ----------------

     16.01 This Agreement, entered into as of the date first written above, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all previous writings and understandings, including but not limited to the Confidential Information Agreement between LICENSOR and
LICENSEE dated June 16, 2001.   No terms or provisions of this Agreement shall
be varied or modified by any prior or subsequent statement, conduct or act of either of the parties, except that the parties may amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement.

17.  NOTICES
     -------

     17.01 Any notice required or permitted under this Agreement shall be sent by air mail, postage pre-paid, to the following addresses of the parties:

        LICENSEE

          To:       3-Dimensional Pharmaceuticals, Inc.
                    Three Lower Makefield Corporate Center
                    1020 Stony Hill Road
                    Yardley, PA 19067

                    Attn:  Chief Executive Officer
                    Fax No.:  267-757-7283

          Copy to:
                    Morgan, Lewis & Bockius, LLP
                    1701 Market Street
                    Philadelphia, PA  19103-2921
                    Fax No.  215-963-5299
                    Attention: Edward T. Lentz, Esq. and Linda Griggs, Esq.


          LICENSOR

          To:       GlaxoSmithKline
                    1250 Collegeville Road
                    Collegeville, PA 19426-0989

                    Attn:  Mr. Osagie Imasogie
                           V.P. and Director,
                           Genetics and Discovery Ventures
                    Fax:   610-917-4234

          Copy to:  GlaxoSmithKline
                    Corporate Law Department
                    One Franklin Plaza
                    200 North 16th Street / FP2360
                    Philadelphia, PA  19102
                    Attn:  General Counsel
                    Fax:  215-751-3935

     17.02 Any notice required or permitted to be given concerning this Agreement shall be effective upon receipt by the party to whom it is addressed.

18.  ASSIGNMENT
     ----------

     18.01 This Agreement and the licenses herein granted shall be binding upon and inure to the benefit of the successors in interest of the respective parties. Neither this Agreement nor any interest under this Agreement shall be assignable by either party without the written consent of the other; provided, however, that either party may assign this Agreement to (i) any AFFILIATE or
(ii) any corporation with which it may merge or consolidate, or to which it may transfer all or substantially all of its assets , without obtaining the consent of the other party; provided further that any such assignee shall agree to be bound by the terms and conditions of this Agreement. For the avoidance of doubt, LICENSEE's obligations under the Stock Purchase Agreement and Registration Rights Agreement shall not be affected by any such assignment.

19.  RECORDING
     ---------

     19.01 LICENSEE shall have the right, at any time, to record, register, or otherwise notify this Agreement in appropriate governmental or regulatory offices anywhere in the TERRITORY, and LICENSOR shall provide reasonable assistance to LICENSEE in effecting such recording, registering or notifying.

20.  EXECUTION IN COUNTERPARTS
     -------------------------

     20.01 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties, through their authorized officers, have executed this Agreement as of the date first written above.

3-DIMENSIONAL PHARMACEUTICALS, INC.

BY:
    ---------------------------------

TITLE:
       ------------------------------


SMITHKLINE BEECHAM CORPORATION

BY:
    ---------------------------------

TITLE:
       ------------------------------


GLAXO GROUP LIMITED

BY:
    ---------------------------------

TITLE:
       ------------------------------

                               LICENSE AGREEMENT
                             GLAXOSMITHKLINE - 3DP
                                   APPENDIX A

                   Documentation Encompassed Within KNOW-HOW
                                   Appendix A

  Documentation Encompassed Within KNOW-HOW
  -----------------------------------------

GSK agrees to supply the following documentation to the extent such information is in its possession at the time of the Effective Date. If electronic versions are available, information will be supplied electronically. If only hardcopy information is available then hardcopy will be supplied.


  [* 2 pages have been omitted pursuant to a confidential treatment request *]

Electronic version of the Confidential Data Package

Appendix A continued

Documentation Encompassed Within KNOW-HOW
-----------------------------------------

The following documentation was available in the due diligence notebooks and GSK agrees to supply this information to 3DP.

                      [*                              *]

                                           INDI
        Subject         Document No.     Document/1/     Title                             Author
     [*         *]      [*        *]     [*        *]    [*                           *]   [*            *]

   [* The entire table, consisting of 3 pages, has been omitted pursuant to a confidential treatment request *]

                  [*                                      *]

                                           INDI
        Subject         Document No.     Document/1/     Title                             Author
     [*         *]      [*        *]     [*        *]    [*                           *]   [*            *]

   [* The entire table, consisting of 2 pages, has been omitted pursuant to a confidential treatment request *]

                  [*                                      *]

          Date             From             To                  Subject
     [*         *]      [*        *]     [*        *]       [*                           *]

[* The entire table, consisting of 3 pages, has been omitted pursuant to a confidential treatment request *]

                  [*                                      *]

                                           INDI
        Subject         Document No.     Document/1/     Title                             Author
     [*         *]      [*        *]     [*        *]    [*                           *]   [*            *]

   [* The entire table, consisting of 5 pages, has been omitted pursuant to a confidential treatment request *]

                         [*                             *]


                                                                                           Created or Last
        Subject          Document        Format          Contents                             Modified
         [* *]            [*  *]         [* *]            [* *]                                 [* *]


   [* The entire table, consisting of 1 page, including a portion of one footnote, has been omitted pursuant to a confidential treatment request *]



Notes:
1) A single report may be reissued and appear in more than one INDI document files.
2)  Electronic copy not available.  Only pages or sections relevant to
    [*         *] provided.

                               LICENSE AGREEMENT
                             GLAXOSMITHKLINE - 3DP
                                   APPENDIX B

                            PATENTS AND APPLICATIONS

                                  U.S. PATENTS
                                  ------------

                         [*                          *]


                        U.S. PENDING PATENT APPLICATIONS
                        --------------------------------

                         [*                          *]

                                PCT APPLICATIONS
                                ----------------

                         [*                          *]


                       NON-U.S. PATENTS AND APPLICATIONS
                       ---------------------------------

  Any and all non-U.S. patents that claim priority to one or more of the U.S. Patents, U.S. Pending Patent Applications and PCT Applications set forth above.
                    A complete list will be provided by GSK.

                               LICENSE AGREEMENT
                             GLAXOSMITHKLINE - 3DP
                                   APPENDIX C

                            DESCRIPTION OF COMPOUNDS

                                    AF13948
                                    -------
                                 [*         *]

                                    AF15705
                                    -------
                                 [*          *]

                                    GW350805
                                    --------
                           [*                        *]

                                    GW395058
                                    --------
                             [*                 *]

           STOCK PURCHASE AGREEMENT and REGISTRATION RIGHTS AGREEMENT
                             GLAXOSMITHKLINE - 3DP
                                   Appendix D

                            STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the "Agreement") is made as of January___, 2002
                                    ---------
by and among 3-Dimensional Pharmaceuticals, Inc., a Delaware corporation
( "3DP"), SmithKline Beecham Corporation, a Pennsylvania corporation ("SBC"),
   ---                                                                 ---
and Glaxo Group Limited, a company incorporated in England and Wales ("GGL"
                                                                       ---
and, together with SBC, "GSK").
                         ---

                                WITNESSETH THAT:

WHEREAS, 3DP and GSK are entering into a License Agreement simultaneously with the execution of this Agreement whereby GSK is granting to 3DP an exclusive license to certain patents and know-how described in such License Agreement (the "License");
 -------

WHEREAS, pursuant to the License Agreement and in consideration for the License, 3DP has agreed to issue shares of its common stock, par value $.001 per share (the "3DP Common Stock"), in equal amounts to SBC and GGL in accordance with the
      ----------------
terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

     1.  Authorization of the Shares.  3DP has authorized the issuance and sale
         ----------------------------
to SBC and GGL of up to 2,400,000 shares of its Common Stock (the "Shares").
                                                                   ------

     2.  Purchase and Sale of the Shares.  Subject to the terms and conditions
         --------------------------------
of this Agreement and the terms and conditions of the License Agreement, and in consideration for the grant of the License by GSK to 3DP, 3DP agrees to issue and sell, the following number of Shares, such amount of Shares to be issued in equal amounts to SBC and GGL:

          (a) 500,000 shares of 3DP Common Stock to be issued within five (5) business days after the Closing Date;

          (b) [*       *] shares of 3DP Common Stock to be issued within ten
(10) days of the effective date of [*          *], i.e., within ten (10) days
of  the date on which 3DP [*         *] or to an analogous agency under the laws
and regulations of any other country;

          (c) [*       *] shares of 3DP Common Stock to be issued within ten
(10) days of [*          *];

          (d) [*       *] shares of 3DP Common Stock to be issued within ten
(10) days of [*          *]; and

          (e) [*       *] shares of 3DP Common Stock to be issued within ten
(10) days of [*          *].

          [*                   *].  In addition, for the purposes of this
Section 2, the terms "Product" and "IND" shall have the meanings ascribed to
                      -------       ---
such terms in the License Agreement.

          For purposes of this Agreement, the Shares to be issued pursuant to
Section 2(a) shall be referred to herein as the "Initial Shares" and the Shares
                                                 --------------
to be issued upon achievement of the milestones identified in Section 2(b), (c),
(d) and (e) shall be referred to herein as the "Contingent Shares."
                                                -----------------

          2.1  Adjustments.  If, on or prior to the issuance of any of the
               ------------
Shares, 3DP should split or combine shares of 3DP Common Stock, or pay a stock dividend or other stock distribution in 3DP Common Stock, or otherwise change the 3DP Common Stock into any other securities, or make any other dividend or distribution on the 3DP Common Stock, then the number of Shares issuable will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change. No fractions of any Shares shall be issued pursuant to this Agreement and the Shares issued hereunder shall be rounded up to the
nearest whole number of shares.  [*                   *].

     3.  Closing.  The issuance of the Initial Shares will occur within five
         --------
business days of the execution of the License Agreement (the "Closing Date") at
                                                              ------------
the offices of 3DP's counsel or at such other place as may be agreed upon by 3DP and GSK. On the Closing Date, 3DP will deliver to GSK, or a representative of GSK, stock certificates representing the Initial Shares, each such certificate to be registered in the name of SBC and GGL, as applicable, or in the name of a nominee designated by SBC or GGL. The issuance of the Contingent Shares shall be made within ten days following the achievement of the milestones referenced in Sections 2(b), (c), (d) and (e). 3DP's obligation to issue the Contingent Shares will terminate upon the termination or expiration of the License Agreement in accordance with its terms and will be conditioned on a material breach or default not having occurred under this Agreement.

     4.  Representations, Warranties and Covenants of 3DP.  3DP hereby
         ------------------------------------------------
represents and warrants to, and covenants with, SBC and GGL, as follows:

          4.1  Organization.  3DP is duly incorporated and validly existing in
               ------------
good standing under the laws of the jurisdiction of its incorporation. 3DP has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and as described in the documents (including the exhibits thereto) filed by 3DP under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of its most recently
                          ------------
completed fiscal year through the date
hereof, including, without limitation, its report on Form 10-K for the year ended December 31, 2000, its quarterly reports on Form 10-Q for the quarters ending September 30, 2001, June 30, 2001 and March 31, 2001 and, its current reports on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on September 28, 2001 and January 3, 2001, (the "Exchange Act Documents")
 ---                                                    ----------------------
and is registered or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification and where the failure to be so qualified would have a material adverse effect upon the financial condition or results of operations of 3DP (a "Material Adverse
                                                        ----------------
Effect"), and no proceeding has been instituted in any such jurisdiction,
------
revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

          4.2  Due Authorization and Valid Issuance.  3DP has all requisite
               ------------------------------------
power and authority to execute, deliver and perform its obligations under this Agreement, and the Agreement has been duly authorized and validly executed and delivered by 3DP and constitutes a legal, valid and binding agreement of 3DP enforceable against 3DP in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Shares being purchased by SBC and GGL hereunder will, upon issuance pursuant to the terms hereof, be duly authorized, validly issued, fully-paid and nonassessable.

          4.3  Non-Contravention.  The execution and delivery of this Agreement,
               -----------------
the issuance of the Shares to be sold by 3DP under the License Agreement and this Agreement, the fulfillment of the terms of the Agreement and the consummation of the transactions contemplated hereby will not: (a) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any material bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which 3DP is a party or by which its properties are bound, (ii) the charter, by-laws or other organizational documents of 3DP, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to 3DP or its properties, except in the case of clauses (i) and (iii) for any such conflicts, violations or defaults which are not reasonably likely to have a Material Adverse Effect; or (b) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of 3DP or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which 3DP is a party or by which it is bound or to which any of the material property or assets of 3DP is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States or any other person is required for the execution and delivery of the Agreement and the valid issuance and sale of the Shares to be sold pursuant to the Agreement, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws.

          4.4  Capitalization.  The capitalization of 3DP as of September 30,
               --------------
2001 is as set forth in the most recent applicable Exchange Act Documents, increased as set forth in the next sentence. 3DP has not issued any capital stock since that date other than pursuant to (a) employee benefit plans disclosed in the Exchange Act Documents, or (b) outstanding warrants, options or other securities disclosed in the Exchange Act Documents. Except as set forth in or contemplated by the Exchange Act Documents, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in 3DP, or any contract, commitment, agreement, understanding or arrangement of any kind to which 3DP is a party or of which 3DP has knowledge and relating to the issuance or sale of any capital stock of 3DP, any such convertible or exchangeable securities or any such rights, warrants or options. No further approval or authorization of any stockholder, the Board of Directors of 3DP or others is required for the issuance and sale of the Shares. Except as disclosed in the Exchange Act Documents, there are no stockholder agreements, voting agreements or other similar agreements with respect to the capital stock of 3DP to which 3DP is a party or, to the knowledge of 3DP, between or among any of 3DP's stockholders.

          4.5  Legal Proceedings.  There is no material legal or governmental
               -----------------
proceeding pending or, to the knowledge of 3DP, threatened to which 3DP is or may be a party or of which the business or property of 3DP is subject that is required to be disclosed and that is not so disclosed in the Exchange Act Documents. To the knowledge of 3DP, there are no facts which, if known by a potential claimant, governmental authority or self regulatory organization, would give rise to a claim or proceeding which would be reasonably likely to have a Material Adverse Effect.

          4.6  No Violations.  3DP is not in violation of its charter, bylaws,
               -------------
or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court, self regulatory organization or governmental agency, arbitration panel or authority applicable to 3DP, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which 3DP is a party or by which 3DP is bound or by which the properties of 3DP are bound, which would be reasonably likely to have a Material Adverse Effect.

          4.7  Intellectual Property.  Except as specifically disclosed in the
               ---------------------
Exchange Act Documents (a) 3DP owns or possesses sufficient rights to use all material patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names, know-how, confidential information and other intellectual property (collectively, "Intellectual Property") described or
                                      ---------------------
referred to in the Exchange Act Documents as owned or possessed by it or that are necessary for the conduct of its business as now conducted or as proposed to be conducted as described in the Exchange Act Documents except where the failure to currently own or possess such Intellectual Property would not have a Material Adverse Effect, (b) 3DP is not, to its knowledge, infringing, and has not received any notice of, nor has any knowledge of, any asserted infringement by 3DP of, any rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect and (c) 3DP has not received any notice of, or has any knowledge of, infringement by a third party with respect to any Intellectual Property rights of 3DP that, individually or in the aggregate, would have a Material Adverse Effect.

          4.8  Financial Statements; Accountants.  The financial statements of
               ---------------------------------
3DP and the related notes contained in the Exchange Act Documents present fairly in all material respects the financial position of 3DP as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, and such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified therein, except as may be included in the notes to such financial statements, or in the case of unaudited financial statements, as may be permitted by the rules of the SEC for Form 10-Q under the Exchange Act and except as disclosed in the Exchange Act Documents. Arthur Andersen LLP and Richard A. Eisner & Company, LLP, who 3DP expects will consent to the inclusion in the Registration Statement of its opinion with respect to the financial statements to be incorporated by reference from 3DP's Annual Report on Form 10-K for the year ended December 31, 2001 into the Registration Statement and the prospectus which forms a part thereof, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

          4.9  No Material Adverse Change.  Except as disclosed in the Exchange
               --------------------------
Act Documents, since September 30, 2001, there has not been (a) any material adverse change in the financial condition, or results of operations of 3DP, (b) any material adverse event affecting 3DP, (c) any material obligation, direct or contingent, incurred by 3DP, except obligations incurred in the ordinary course of business, (d) any dividend or distribution of any kind declared, paid or made on the capital stock of 3DP, or (e) any loss or damage (whether or not insured) to the physical property of 3DP which has been sustained that is material to 3DP.

          4.10  Nasdaq Compliance.  3DP's Common Stock is registered pursuant to
                -----------------
Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market of The Nasdaq Stock Market, Inc. (the "Nasdaq National Market"), and 3DP has taken
                                    ----------------------
no action designed to, or likely to have the effect of, terminating the registration of the 3DP Common Stock under the Exchange Act or de-listing the 3DP Common Stock from the Nasdaq National Market, nor has 3DP received any notification that the SEC or the National Association of Securities Dealers, Inc. ("NASD") is contemplating terminating such registration or listing.
       ----

          4.11  Reporting Status.  3DP has filed in a timely manner all
                ----------------
documents that 3DP was required to file under the Exchange Act during the 12 months preceding the date of this Agreement. 3DP's Exchange Act Documents complied in all material respects with the SEC's requirements as of their respective filing dates, and the information contained therein as of the date thereof, and such information, taken as a whole as of the date hereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. 3DP is eligible to register the resale of the Shares on a registration statement on Form S-3 under the Act.

          4.12  Listing.  3DP will comply with all of the requirements of the
                -------
NASD with respect to the issuance of the Shares and the listing thereof on the Nasdaq National Market.

          4.13  Private Offering.  Assuming that the representations and
                ----------------
warranties of SBC and GGL set forth in Section 5.1 are accurate, the offer and sale of Shares pursuant to this Agreement are exempt from registration under the Securities Act.

          4.14 Reservation of Shares.  3DP shall maintain sufficient authorized
               ---------------------
but unissued shares of 3DP Common Stock to meet its obligations to deliver the Contingent Shares pursuant to Sections 2(b), (c), (d) and (e) under this Agreement.

          4.15 Reporting of Public Information for Rule 144.  With a view to
               --------------------------------------------
making available the benefits of Rule 144 under the Securities Act (or any similar or successor rule which may at any time permit the sale of the Shares to the public without registration), 3DP agrees to (i) make and keep public information available, as those terms are defined in Rule 144 under the Securities Act, (ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required of 3DP under the Securities Act and the Exchange Act, and (iii) furnish to each of SBC or GGL a copy of the most recent annual or quarterly report of 3DP, and such other reports and documents so filed by 3DP as each of SBC or GGL may reasonably request in availing itself of Rule 144 (or any similar or successor rule).

     5.  Representations, Warranties and Covenants of SBC and GGL.
         --------------------------------------------------------

          5.1  Accredited Investor.  Each of SBC and GGL represents and warrants
               -------------------
to, and covenants with, 3DP that: (a) it is an "accredited investor" as defined in Regulation D under the Securities Act and is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Shares, including investments in comparable companies, and has had the opportunity to request, receive, review and consider all information that it deemed relevant in making an informed decision to purchase the Shares; (b) it is acquiring the Initial Shares identified in
Section 2(a) of this Agreement and the right to acquire the Contingent Shares identified in Sections 2(b), (c), (d) and (e), subject to the achievement by 3DP of the milestones identified in those subsections and pursuant to the terms and conditions of the License Agreement, in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares; (c) it will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; and (d) it has, in connection with its decision to purchase the number of Shares set forth in Section 2 of this Agreement, relied only upon the Exchange Act Documents, any materials requested and received pursuant to clause
(a) above and the representations and warranties of 3DP contained herein. Each of SBC and GGL understands that neither this issuance nor its acquisition of the Shares has been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of its investment intent as expressed herein.

          5.2  Authority.  Each of SBC and GGL further represents and warrants
               ---------
to, and covenants with, 3DP that (a) it has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement and the License Agreement constitute valid and binding obligations of each of SBC and GGL enforceable against them in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          5.3  No Investment Advice.  Each of SBC and GGL understands that
               --------------------
nothing in the Exchange Act Documents, this Agreement or any other materials presented to them in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Each of SBC and GGL has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

          5.4  Limitations on Resale.  Each of SBC and GGL understand that the
               ---------------------
Shares may not be transferred unless the Shares have been registered under the Securities Act and any applicable state securities law or, in the opinion of counsel satisfactory to the issuer, the sale or disposition of the Shares may lawfully be made without compliance with the registration requirements of the Securities Act. Except with the consent of 3DP, each of SBC and GGL will not, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of any of the Initial Shares or Contingent Shares or any interests therein, including through short sales, swaps, derivatives or other instruments or arrangements which have the purpose or effect of transferring the risk of ownership of such Shares (all of the foregoing referred to herein as "Transfer")
                                                                      --------
prior to the first anniversary of (x) the Closing Date in the case of the Initial Shares or the Contingent Shares issued pursuant to Section 2(b), or (y) the date of achievement of the relevant milestone in the case of the Contingent Shares issued pursuant to Sections 2(c), 2(d) or 2(e) (the "Lock Up"). In
                                                            -------
addition, until January 8, 2005, in any three-month period, neither SBC nor GGL will Transfer any of the Initial Shares or Contingent Shares in an amount of Shares that exceeds the greater of (i) one percent of the number of shares of 3DP Common Stock outstanding as shown by the most recent report or statement published by 3DP, or (ii) the average weekly reported volume of trading in shares of 3DP Common Stock on the Nasdaq National Market or such other national securities exchange as such shares may be traded, during the four calendar weeks preceding the date of execution of the transaction, provided, however, that the foregoing volume limitations shall not apply to any sales by SBC or GGL pursuant to an Underwritten Offering (as that term is defined in the Registration Rights Agreement). Notwithstanding the limitations set forth in this Section 5.4, each of SBC and GGL may Transfer its Shares to an Affiliate, as such term is defined in the License Agreement.

          5.5  Legends. The certificates evidencing the Shares to be delivered
               --------
to each of SBC and GGL will bear restrictive legends substantially in the following forms as long as applicable:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE ENCUMBERED OR DISPOSED OF, AND NO LIEN, CHARGE OR OTHER ENCUMBRANCE MAY BE CREATED THEREON UNLESS SUCH SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAW, OR IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THE SALE OR DISPOSITION THEREOF MAY LAWFULLY BE MADE WITHOUT COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT.


     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CONTRACTUAL RESTRICTIONS ON TRANSFER PURSUANT TO THAT CERTAIN STOCK PURCHASE AGREEMENT DATED JANUARY_____, 2002 (THE "AGREEMENT") BY AND AMONG THE ISSUER, SMITHKLINE BEECHAM CORPORATION AND GLAXO GROUP LIMITED. SUCH SHARES MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE ENCUMBERED OR DISPOSED OF, AND NO LIEN, CHARGE OR OTHER ENCUMBRANCE MAY BE CREATED THEREON AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, TRANSFER, ASSIGNMENT, PLEDGE OR OTHER ENCUMBRANCE EXCEPT TO THE EXTENT SUCH ACTIONS ARE IN COMPLIANCE WITH THE AGREEMENT.


     6.  Survival of Representations, Warranties and Agreements.
         ------------------------------------------------------
Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by 3DP, SBC and GGL herein will survive the execution of this Agreement, the delivery to SBC and GGL of the Shares being purchased and the payment therefor, provided, however, that such representations and warranties need only be accurate as of the date of such execution and delivery as of the Closing Date.

     7.  Registration of the Shares.  The parties shall enter into a
         --------------------------
Registration Rights Agreement dated the date hereof in substantially the form attached hereto as Exhibit A with respect to the Shares.

     8.  Conditions of SBC's and GGL's Obligations .  The obligations of SBC and
         ------------------------------------------
GGL under the License and this Agreement to purchase the Shares from 3DP are subject to the fulfillment on or before the Closing Date of each of the following conditions, any of which may be waived in writing by SBC or GGL:

          8.1  Representation and Warranties.  The representation and warranties
               -----------------------------
of 3DP contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing Date, except to the extent of changes caused by the transactions expressly contemplated herein.

          8.2  Performance of Obligations.  3DP shall have performed and
               --------------------------
complied in all material respects with all agreements, obligations and conditions contained in the License Agreement and this Agreement that are required to be performed or complied with by it on or before the Closing Date.

          8.3  Compliance with Law.  On the Closing Date, the issuance by 3DP of
               --------------------
the Shares and the execution of the License Agreement by SBC and GGL shall be legally permitted by all laws and regulations to which 3DP, SBC and GGL are subject and no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such acquisition shall be in effect.

          8.4  The License Agreement.  The License Agreement shall be in full
               ---------------------
force and effect and shall not have been terminated by any of the parties thereto nor shall any of the parties given notice of such termination.

          8.5  Opinion of Legal Counsel.  SBC and GGL shall have received an
               ------------------------
opinion of Morgan Lewis & Bockius, LLP, counsel to 3DP, with respect to the matters in Sections 4.1, 4.2, and 4.3 herein, dated as of the Closing Date and in form and substance reasonably acceptable to SBC and GGL.

     9.  Conditions to 3DP's Obligations.  3DP's obligations under this
         -------------------------------
Agreement to sell and issue the Shares to SBC and GGL are subject to the fulfillment on or before the Closing Date of each of the following conditions, any of which may be waived in writing by 3DP:

          9.1  Representations and Warranties. The representation and warranties
               --------------------------------
of SBC and GGL contained in the License Agreement and this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing Date, except to the extent of changes caused by the transactions expressly contemplated herein.

          9.2.  Performance of Obligations. Each of SBC and GGL shall have
                --------------------------
performed and complied in all material respects with all agreements, obligations and conditions contained in the License Agreement and this Agreement that are required to be performed or complied with by it on or before the Closing Date.

          9.3.  Compliance with Law.  On the Closing Date, the issuance by 3DP
                --------------------
of the Shares and the execution of the License by SBC and GGL shall be legally permitted by all laws and regulations to which 3DP and SBC and GGL are subject and no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such acquisition shall be in effect.

          9.4.  The License Agreement.  The License Agreement shall be in full
                ---------------------
force and effect and shall not have been terminated by any of the parties thereto nor shall any of the parties given notice of such termination.

          9.5  The Registration Rights Agreement.  The parties shall have
               ----------------------------------
executed the Registration Rights Agreement as set forth in Section 7.

     10.  Notices.  All notices, requests, consents and other communications
          -------
hereunder will be in writing, will be mailed (a) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, by facsimile or e-mail, or (b) if delivered from outside the United States, by international express courier, facsimile or e-mail. All such notices will be deemed given (a) if delivered by first-class registered or certified mail, three business days after so mailed, (b) if delivered by nationally recognized overnight carrier, one business day after so mailed, (c) if delivered by International Federal Express, two business days after so mailed, and (d) if delivered by facsimile or e-mail, upon electronic confirmation of receipt and will be delivered as addressed as follows:

          (a)  If to 3DP, to:  3-Dimensional Pharmaceuticals, Inc.
                               Three Lower Makefield Corporate Center
                               1020 Stony Hill Road
                               Yardley, PA 19067

                               Attn:  David C. U'Prichard, Ph.D
                                      Chief Executive Officer
                               Fax: (267) 757-7204   ___



          (b)  With a copy to: Morgan Lewis & Bockius LLP

                    After January 18, 2002
                    ----------------------
                    111 Pennsylvania Ave., NW
                    Washington, DC 20004
                    Fax: (202) 739-3001

                    Attn: Edward T. Lentz, Esq. and Linda Griggs, Esq.

                    Before January 18, 2002
                    -----------------------
                    1800 M Street, N.W.
                    Washington, D.C. 20036
                    Fax:  (202) 467-7176
                    Attn: Edward T. Lentz, Esq. and Linda Griggs, Esq.

          (c)  If to the Licensors, to:
                         GlaxoSmithKline
                         1250 Collegeville Road
                         Collegeville, PA  19426-0989
                         Attn:  Mr. Osagie Imasogie
                                V.P. and Director,
                                Genetics and Discovery Ventures
                         Fax: (610) 917-4234


          (d)  With a copy to:.  GlaxoSmithKline
                                 Corporate Law Department
                                 One Franklin Plaza
                                 200 North 16th Street/FP2355
                                 Philadelphia, PA  19102
                                 Attn: General Counsel
                                 Fax:   (215) 751-3935

     11.  Changes.  This Agreement may not be modified or amended except
          -------
pursuant to an instrument in writing signed by 3DP and each of SBC and GGL.

     12.  Headings.  The headings of the various sections and subsections of
          --------
this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement and do not affect its interpretation.

     13.  Severability.  In case any provision contained in this Agreement
          ------------
should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

     14.  Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of the successors in interest of the respective parties. Neither this Agreement nor any interest under this Agreement shall be assignable by either party without the written consent of the other; provided, however, that either party may assign this Agreement without the written consent of the other party to any corporation with which it may merge or consolidate, or to which it may transfer all or substantially all of its assets; provided, further, that SBC or GGL may assign this Agreement without the written consent of 3DP to an Affiliate; provided, further, that, in any case, any such assignee shall agree to be bound by the terms and conditions of this Agreement.

     15.  Governing Law.  This Agreement will be governed by, and construed in
          -------------
accordance with, the internal laws of the State of Pennsylvania, without giving effect to the principles of conflicts of law.

     16.  Entire Agreement.  This Agreement, together with the License Agreement
          ----------------
and Registration Rights Agreement, constitutes the entire agreement between the parties relating to the subject matter hereof and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein.

     17  Counterparts.  This Agreement may be executed in two or more
         ------------
counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

     IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.



3-DIMENSIONAL PHARMACEUTICALS, INC.

BY:
    -----------------------------------

TITLE:
       --------------------------------



SMITHKLINE BEECHAM CORPORATION

BY:
    -----------------------------------

TITLE:
       --------------------------------



GLAXO GROUP LIMITED

BY:
    -----------------------------------

TITLE:
       --------------------------------

                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of this ____th day of January 2002 between 3-Dimensional Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and SmithKline Beecham Corporation, a Pennsylvania corporation ("SBC"), and Glaxo Group Limited, a company incorporated in England and Wales ("GGL" and, together with SBC, the "Licensors").

                                    RECITALS

     WHEREAS, the Company and the Licensors are entering into a Stock Purchase Agreement (the "Stock Purchase Agreement") and a License Agreement (the "License Agreement") simultaneously with the execution of this Agreement;

     WHEREAS, pursuant to the Stock Purchase Agreement, the Company has authorized the issuance and sale of up to 2,400,000 shares of common stock, par value $.001 per share (the "3DP Common Stock"), in equal amounts to SBC and GGL in accordance with the terms of the Stock Purchase Agreement and the License Agreement; and

     WHEREAS, as a condition of entering into the Stock Purchase Agreement the Licensors have requested that the Company extend to them certain registration rights and other rights as set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:


     1. DEFINITIONS.  For the purposes of this Agreement:

     "Affiliate" of any specified Person, as defined below, means any other Person, as defined below, that, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Commission" means the U.S. Securities and Exchange Commission.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute and the rules and the regulations of the Commission promulgated thereunder, as in effect from time to time.

     "Existing Holder" means each "Holder" of "the Registrable Securities, as defined below, of 3DP as those terms are defined in the Stockholders' Agreement, as defined below.

     "Investors" means the investors listed on Schedule 1 to the Stockholders' Agreement, as defined below.

     "Lock Up" has the meaning set forth in Section 5.4 of the Stock Purchase Agreement.

     "Nasdaq" means the Nasdaq National Market of The Nasdaq Stock Market.

     "Person" means an individual, partnership, limited partnership, corporation, trust, limited liability company or unincorporated organization or other entity or organization, including a government or agency or political subdivision thereof.

     "Prospectus" means the prospectus (including any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement, as defined below, in reliance upon Rule 430A under the Securities Act, as defined below) included in a Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares covered by a Registration Statement, and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

     "Registrable Shares" means the 2,400,000 shares of 3DP Common Stock (subject to adjustment as provided in Section 2.1 of the Stock Purchase Agreement) that the Company has agreed to sell to the Licensors pursuant to the terms and conditions of the Stock Purchase Agreement, excluding such shares of 3DP Common Stock (i) which have been registered and sold under the Securities Act pursuant to an effective registration statement or (ii) that are held by the Licensors and can be sold to the public pursuant to Rule 144 under the Securities Act without restriction.

     "Registration Expenses" means all expenses incident to the Company's compliance with the requirements relating to the filing of a Registration Statement registering the Registrable Shares pursuant to this Agreement, including all registration, filing and Nasdaq fees, all fees and expenses of complying with securities or "blue sky" laws, all word-processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "comfort" letters required by or incident to such performance and compliance, premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the public offering of the Registrable Shares being registered, but excluding fees and disbursements of counsel retained by the Licensors, premiums and other costs of policies of insurance obtained by the Licensors or their agents or Underwriters, as defined below, against liabilities arising out of the public offering of the Registrable Shares being registered, any fees and disbursements of Underwriters and all underwriting discounts and commissions and transfer taxes, if any, relating to the Registrable Shares.

     "Registration Statement" means a registration statement filed under the Securities Act, as defined below, by the Company pursuant to the provisions of
Section 2 or 3 of this Agreement, including the Prospectus contained in such registration statement, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference into such registration statement.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, as in effect from time to time.

     "Stockholders' Agreement" means the Third Amended and Restated Stockholders' Agreement between the Company and the Investors dated as of March 31, 2000.

     "Underwriter" means the underwriter(s) of the Registrable Shares designated by the Licensors, with respect to a Registration Statement filed pursuant to
Section 2 or 3 of this Agreement.

     "Underwritten Offering" means an offering of shares of 3DP Common Stock, including the Registrable Shares, by which the shares of 3DP Common Stock are sold to an underwriter for reoffering to the public.


     2. DEMAND REGISTRATION.

     (a) REQUEST FOR DEMAND REGISTRATION. Subject to the provisions of Section 2(c) of this Agreement, the registration rights of the Existing Holders set forth in the Stockholders' Agreement and the limitations on transfer contained in Section 5.4 of the Stock Purchase Agreement, at any time after the Lock Up, the Licensors will have the right to require the Company to register for offer and sale under the Securities
         Act all or a portion, [*        *], of the Registrable Shares then
         outstanding. To exercise this right, the Licensors must provide the Company with a joint written request specifying the number of the Registrable Shares that they want the Company to register and the Licensors' intended method(s) of distribution. If desired, the Licensors will be entitled to select one or more nationally recognized investment banks to serve as Underwriters for an Underwritten Offering made pursuant to this Section 2, subject to the approval of the Company, which approval will not be unreasonably withheld or delayed. The Licensors acknowledge that the Company may include in a Registration Statement filed pursuant to this Section 2 shares of 3DP Common Stock for resale by other holders of 3DP Common Stock, including the Existing Holders, or for the account of the Company; provided, however, that if the shares of 3DP Common Stock included by the Company and the Existing Holders constitute at least a majority of the shares of 3DP Common Stock included on a Registration Statement filed pursuant to this Section 2, such Registration Statement will be deemed to be filed pursuant to
         Section 3 of this Agreement.

     (b) ALLOCATION OF UNDERWRITTEN OFFERING. If the Company files a Registration Statement at the request of the Licensors pursuant to this Section 2 to register the Registrable Shares for an Underwritten Offering and includes in such Registration Statement additional shares of 3DP Common Stock for sale by the Company (the "Company Shares"), any of the Existing Holders (the "Existing Holders' Shares") or any other holders of 3DP Common Stock (the "Other Holders' Shares") and the total number of shares of 3DP Common Stock proposed to be included in such Registration Statement will, in the opinion of the Underwriter selected by the Licensors, exceed the maximum number of shares of 3DP Common Stock that can be marketed either at a price reasonably related to the then-current market value of the shares, or without otherwise materially and adversely affecting the Underwritten Offering, then the Company will exclude from such Underwritten Offering in such amount as necessary, in the opinion of the Underwriter(s), to successfully complete the Underwritten Offering (i) first, the Other Holders' Shares, if any, and (ii) second, the Registrable Shares, the Company Shares, and the Existing Holders' Shares, on a pro rata basis based on the number of shares of 3DP Common Stock sought to be included in the Registration Statement by the Licensors, the Company and the Existing Holders.

     (c) OBLIGATION TO EFFECT DEMAND REGISTRATION. Following receipt of any notice from the Licensors pursuant to Section 2(a), the Company shall use its reasonable best efforts to file a Registration Statement to register under the Securities Act, for public sale in accordance with the method(s) of disposition specified in such notice, the number of the Registrable Shares specified in such notice. The Company shall be
          obligated to register the Registrable Shares on [*      *] in
          connection with requests made by the Licensors pursuant to Section 2(a); provided, however, that the Licensors must make such requests on a joint basis and provided further, however, that such obligation to effect the registration shall be deemed satisfied, subject to Section 2(d) below, only when a Registration Statement covering all of the Registrable Shares specified in notices received pursuant to Section 2(a) shall have become effective.

     (d) RIGHT TO WITHDRAW REGISTRATION STATEMENT. The Licensors may request that the Company rescind or withdraw a Registration Statement filed pursuant to this Section 2, by giving written notice to the Company, with the following consequences: (i) if the Registration Statement is rescinded prior to being filed with the Commission, such rescinded Registration Statement shall not be counted as a Registration Statement requested pursuant to this Section 2 for purposes of Section 2(c); and (ii) if the Registration Statement is withdrawn after being filed with the Commission but prior to becoming effective, such withdrawn Registration Statement will not be counted as a Registration Statement for purposes of Section 2(c) if the Licensors (A) have reimbursed the Company for all out-of-pocket expenses, including Registration Expenses, reasonably incurred by the Company with respect to such withdrawn Registration Statement or (B) reasonably believed that the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, notified the Company of such belief and requested that the Company correct the alleged misstatement or omission but the Company refused to correct such alleged misstatement or omission.

     (e) ADDITIONAL LIMITATIONS ON DEMAND REGISTRATION. The Company will not be obligated to file a Registration Statement pursuant to this Section 2:
         (i) until after 90 days after the effective date of the first registration statement filed by the Company at the request of the Existing Holders pursuant to Section 6.1 of the Stockholders' Agreement (provided that such restriction shall not apply if the Company's obligations under Section 6.1 of the Stockholders' Agreement have been terminated pursuant to Section 6.13 of the Stockholders' Agreement); (ii) more than one time in any twelve-month period; (iii) if the Company has sent notice to the Licensors pursuant to Section 3(a) of this Agreement that it proposes to file a registration statement to register shares of 3DP Common Stock and is diligently pursuing such registration; (iv) during any period in which a distribution of shares of 3DP Common Stock is ongoing or any other registration statement pursuant to which shares of 3DP Common Stock are to be or were sold (other than a registration statement filed for the offer or sale of 3DP Common Stock under a shelf registration statement on Form S-3 (except during a distribution of shares of 3DP Common Stock under such shelf registration statement), or an employee benefit plan, dividend reinvestment plan or rights plan or on Form S-8 or S-4 or any successor forms) has been filed and not withdrawn or has been declared effective within the prior 90 days; (v) during any period when the Company is precluded from selling any shares of 3DP Common Stock as a result of an agreement made in connection with a firm commitment underwriting; or (vi) during any time when the Company has determined in good faith that the filing of a Registration Statement would require the disclosure of material information which the Company has a bona fide reason to maintain as confidential; provided, however, that any such delay shall not exceed 60 days.

     (f) EFFECTIVENESS. The Company will use its reasonable best efforts, subject to receipt of all necessary information from the Licensors (or any Affiliate of the Licensors who is assigned registration rights pursuant to this Agreement), to cause any Registration Statement filed pursuant to this Section 2 to become effective and to maintain the effectiveness of any such Registration Statement to enable the Licensors to sell the Registrable Shares included in any such Registration Statement on a delayed or continuous basis as permitted by Rule 415 under the Securities Act, and from time to time will amend or supplement such Registration Statement and the Prospectus contained therein as and to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation; provided, however, that the Company will not be obligated to maintain the effectiveness of such Registration Statement once the Registrable Shares included in the Registration Statement no longer meet the definition of the Registrable Shares.


     3. PIGGYBACK REGISTRATION.

     (a) REQUEST FOR PIGGYBACK REGISTRATION. If the Company at any time proposes to register shares of 3DP Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other holders of 3DP Common Stock, including the Existing Holders, or both (other than registration statements filed for the offer or sale of 3DP Common Stock under an employee benefit plan, dividend reinvestment plan or rights plan or on Form S-8 or S-4 or any successor forms), each such time it will give written notice to the Licensors of its intention to do so. Upon the written request of the Licensors, which request must (i) specify the number of the Registrable Shares that the Licensors want included on such registration statement and the intended method(s) of disposition of the Registrable Shares and (ii) be given to the Company within ten
          (10) calendar days of the date of the Company's notice, the Company will use reasonable best efforts to cause such the Registrable Shares to be included in the registration statement proposed to be filed by the Company subject to the allocation provisions set forth in paragraph (b) or (c) of this Section 3.

     (b) ALLOCATION OF UNDERWRITTEN OFFERING INITIATED BY THE COMPANY. If the Company initiates the filing of a registration statement for an Underwritten Offering and the total number of shares of 3DP Common Stock proposed to be included in such registration statement will, in the opinion of the managing underwriter(s) selected by the Company, exceed the maximum number of shares of 3DP Common Stock that can be marketed either at a price reasonably related to the then-current market value of the shares, or without otherwise materially and adversely affecting the Underwritten Offering, then the Company will exclude from such Underwritten Offering in such amount as necessary, in the opinion of the managing underwriter(s), to successfully complete the Underwritten Offering (i) first, the Other Holders' Shares, if any (ii) second, the Registrable Shares, and (iii) third, the Existing Holders' Shares, if any.

     (c) ALLOCATION OF UNDERWRITTEN OFFERING INITIATED BY THE EXISTING HOLDERS. If the Existing Holders initiate the filing of a registration statement for an Underwritten Offering pursuant to Section 6.1 of the Stockholders' Agreement and the total number of shares of 3DP Common Stock proposed to be included in such registration statement will, in the opinion of the managing underwriter(s) selected by such Existing Holders, exceed the maximum number of shares of 3DP Common Stock that can be marketed either at a price reasonably related to the then-current market value of the shares, or without otherwise materially and adversely affecting the Underwritten Offering, then the Company will exclude from such Underwritten Offering in such amount as necessary, in the opinion of the managing underwriter(s), to successfully complete the Underwritten Offering (i) first, the Other Holders' Shares, if any, and (ii) second, the Registrable Shares and the Company Shares on a pro rata basis based on the number of shares of 3DP Common Stock sought to be included in the Registration Statement by the Licensors and the Company.


     4. REGISTRATION PROCEDURES. If and whenever the Company is under an obligation pursuant to this Agreement to use its reasonable best efforts to file a Registration Statement for the Registrable Shares, the following provisions will apply:

     (a) The Company will furnish to the Licensors, at least five (5) business days prior to the time that the Registration Statement is declared effective by the Commission, a copy of the Registration Statement initially filed with the Commission and will furnish to the Licensors copies of each amendment thereto and each amendment or supplement, if any, to the Prospectus included therein as promptly as practicable after the filing thereof.

     (b) Subject to Section 2(e) of this Agreement, the Company will use its reasonable best efforts to promptly take such action as may be reasonably necessary so that (i) the Registration Statement, when it becomes effective, and any amendment thereto and the Prospectus forming part thereof and any amendment or supplement thereto (and, in each case, every report or other document incorporated therein by reference), comply in all material respects with the Securities Act and the Exchange Act, as applicable, and the respective rules and regulations thereunder, (ii) the Registration Statement and any amendment thereto do not, when the Registration Statement or the amendment becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) the Prospectus forming part of the Registration Statement, and any amendment or supplement to such Prospectus, do not, at any time during any period during which the Company is required to keep the Registration Statement continuously effective pursuant to this Agreement, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the Licensors provide to the Company the information about the Licensors required to be included in the Prospectus.

     (c) The Company will, promptly upon learning of any of the following events, advise the Licensors, and will confirm such advice in writing if so requested by the Licensors:

          (i) when the Registration Statement and any amendment thereto have been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

          (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information;

          (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

          (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares included in the Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

          (v) following the effectiveness of any Registration Statement, of the happening of any event or the existence of any facts that requires the making of any changes in the Registration Statement or the Prospectus included therein so that such Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading (which advice will be accompanied by an instruction to the Licensors to suspend the use of the Prospectus until the requisite changes have been made, which instruction the Licensors agree to follow). At the request of the Licensors, the Company will prepare a supplement or amendment to the Registration Statement or the Prospectus so that as of the date of such amendment or supplement the amended or supplemented Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

     (d) The Company will promptly notify the Licensors of its receipt of any notification of any stop order issued by the Commission suspending the effectiveness of the Registration Statement.

     (e) The Company will furnish to the Licensors, without charge, at least one copy of the Registration Statement and any post-effective amendments and supplements thereto, including financial statements and schedules and, if the Licensors so request in writing, all reports, other documents and exhibits that are filed with or incorporated by reference into the Registration Statement.

     (f) The Company will, during the period during which the Company is required to keep a Registration Statement continuously effective pursuant to this Agreement, deliver to the Licensors, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Registration Statement and any amendment or supplement thereto as the Licensors may reasonably request.

     (g) Prior to any offering of the Registrable Shares pursuant to the Registration Statement, the Company will use reasonable efforts to (i) register, qualify or cooperate with the Licensors and their counsel in connection with the registration or qualification of such of the Registrable Shares for offer and sale under the securities or "blue sky" laws of such jurisdictions within the United States as the Licensors may reasonably request, (ii) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for the period during which the Company is required to keep the Registration Statement continuously effective under this Agreement and (iii) take any and all other actions reasonably requested by the Licensors that are necessary or advisable to enable the disposition in such jurisdictions of such Registrable Shares; provided, however, that in no event will the Company be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Agreement or file any general consent to service of process or subject itself to tax in any jurisdiction where it would not otherwise be required to do so but for this Section 4(g).

     (h) The Company will cooperate with the Licensors to facilitate the timely preparation and delivery of certificates representing the Registrable Shares sold pursuant to the Registration Statement, which certificates will comply with the requirements of Nasdaq, and which certificates will be free of any restrictive legends and in such permitted denominations and registered in such names as the Licensors may request in connection with the sale of the Registrable Shares pursuant to the Registration Statement.

     (i) In connection with an Underwritten Offering of the Registrable Shares, the Company will use reasonable efforts to:

          (i) cooperate with the Licensors and their advisors in their efforts to conduct appropriate due diligence as is customary for a company of the size and character of the Company and make such reasonable representations and warranties in the applicable underwriting agreement to the Underwriter, in form, substance and scope as are customarily made by the Company to underwriters in secondary underwritten offerings of equity;

          (ii) make available for inspection by the Licensors, the Licensors' advisors, and any attorney, accountant or other agent retained by the Underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector in connection with the preparation of such Registration Statement. Any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, will not be disclosed by the Inspectors unless (A) the disclosure of such Information is necessary to avoid or correct a misstatement or omission of a material fact in the Registration Statement, (B) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (C) such Information has been made generally available to the public. The Licensors and their Inspectors agree that they will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

          (iii) obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) will be reasonably satisfactory to the Underwriter) addressed to the Underwriter, covering such matters that the Company customarily covers in opinions requested in secondary underwritten offerings of equity, to the extent reasonably required by the applicable underwriting agreement;

          (iv) obtain "comfort" letters and updates thereof from the independent public accountants of the Company (and, if necessary, from the independent public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the Licensors (if the Licensors have provided such letter, representation or documentation, if any, required for such "comfort" letter to be so addressed) and the Underwriter, in customary form and covering matters of the type customarily covered in "comfort" letters in connection with secondary underwritten offerings of Company equity;

          (v) deliver such certificates as may be reasonably requested by the Licensors and the Underwriter, if any, including certificates to evidence compliance with any conditions contained in the underwriting agreement or other agreements entered into by the Company; and

          (vi) to take all other steps reasonably necessary to effect the timely registration of the Registrable Shares covered by a Registration Statement contemplated hereby.


     5. LICENSORS' AGREEMENTS.

     (a) The Licensors agree to provide to the Company such information regarding the Licensors, the Registrable Shares and the Licensors' intended method of disposition as the Company may from time to time reasonably request; provided, however, that such information shall be used only in connection with the filing of a Registration Statement or as otherwise required by the Commission. If the Registration Statement refers to the Licensors, the Licensors shall promptly (i) notify the Company of the existence of any fact of which the Licensors, individually or jointly, become aware or the happening of any event which relates to the Licensors or the distribution of the Registrable Shares that causes the Registration Statement to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make any statements therein not misleading, or the Prospectus included in such Registration Statement to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) provide to the Company such information which relates to the Licensors' distribution of the Registrable Shares as shall be necessary to enable the Company to prepare a supplement or post-effective amendment to such Registration Statement or related Prospectus or any document incorporated therein by reference or file any other documents required so that such Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) NOTICE TO DISCONTINUE. The Licensors agree that, upon receipt of any notice from the Company to discontinue using the Prospectus, the Licensors will promptly discontinue the disposition of the Registrable Shares pursuant to the Registration Statement covering such Registrable Shares until the Company advises the Licensors that dispositions pursuant to the Registration Statement can resume and it delivers to the Licensors copies of any required supplemented or amended Prospectus.

     6. INDEMNIFICATION AND CONTRIBUTION.

     (a) Upon the registration of the Registrable Shares pursuant to Section 2 or 3 of this Agreement, the Company will indemnify and hold harmless the Licensors and each Underwriter, selling agent or other securities professional, if any, that facilitates the disposition of the Registrable Shares, and each of their respective officers and directors and each Person who controls the Licensors, such Underwriter, selling agent or other securities professional within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person being sometimes referred to as an "Indemnified Person"), against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares are to be registered under the Securities Act, or any Prospectus contained therein or furnished by the Company to any Indemnified Person, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company hereby agrees to reimburse such Indemnified Person for any legal or other documented expenses reasonably incurred by it in connection with investigating or defending any such action or claim as promptly as practicable after such expenses are incurred; provided, however, that the Company will not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or Prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person or its agent(s) expressly for use therein; provided further, however, that the Company will not be liable to the extent that any loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) the use of any Prospectus after such time as the obligation of the Company to keep the same effective and current has expired, or (ii) the use of any Prospectus after such time as the Company has advised the Licensors in writing that a supplement thereto or a post-effective amendment to the Registration Statement is required; and provided further, however, that the Company will not be liable to any Indemnified Person to the extent that any loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Indemnified Person's failure to send or give a copy of the final prospectus or supplement to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Registrable Shares to such Person if such statement or omission was timely corrected in such final prospectus or supplement.

     (b) The Licensors agree, as a consequence of the inclusion of the Registrable Shares in a Registration Statement, and each Underwriter, selling agent or other securities professional, if any, that facilitates the disposition of the Registrable Shares will agree, as a consequence of facilitating such disposition of the Registrable Shares, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities or expenses to which the Company or such other Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Licensors, such Underwriter, selling agent or other securities professional or its agent expressly for use therein, and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Promptly after receipt by any Person entitled to indemnity (an "Indemnitee") under paragraphs (a) or (b) of this Section 6 of notice of the commencement of any action or claim, such Indemnitee will, if a claim in respect thereof is to be made against an indemnitor under this Section 6 (an "Indemnitor"), notify such Indemnitor in writing of the commencement thereof; but the omission to so notify the Indemnitor will not relieve it from any liability that it may have to any Indemnitee except to the extent of any actual prejudice. In case any such action will be brought against any Indemnitee, it will notify an Indemnitor of the commencement thereof, such Indemnitor will be entitled to participate therein and, to the extent that it wishes, jointly with any other Indemnitor similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnitee, and, after notice from the Indemnitor to such Indemnitee of its election so to assume the defense thereof, such Indemnitor will not be liable to such Indemnitee under this Section 6 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnitee, in connection with the defense thereof. No Indemnitor will, without the written consent of the Indemnitee, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnitee is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnitee from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnitee.

     (d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to, or insufficient to hold harmless, an Indemnitee under paragraphs (a) or (b) of this
          Section 6 in respect of any losses, claims, damages, liabilities (or actions or proceedings in respect thereof) or expenses referred to therein, then each Indemnitor will contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages, liabilities (or actions or proceedings in respect thereof) or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnitor and the Indemnitee in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities (or actions, or proceedings in respect thereof) or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnitor and Indemnitee will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnitor or by such Indemnitee, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this
          Section 6(d) were determined solely by pro rata allocation (even if the Licensors or any Underwriter, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an Indemnitee as a result of the losses, claims, damages, liabilities (or actions or proceedings in respect thereof) or expenses referred to above will be deemed to include any legal fees or expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim except to the extent any legal fees are incurred after the Indemnitor assumes the defense of the litigation as set forth in
          Section 6(c) above. No Person guilty of fraudulent misrepresentation (as used in Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligations of the Licensors and any Underwriter, selling agents or other securities professionals under this Section 6(d) to contribute will be several in proportion to the percentage of the principal amount of the Registrable Shares registered or underwritten, as the case may be, by them and not joint.

The obligations of the Company under this Section 6 will be in addition to any liability which the Company may otherwise have to any Indemnitee and the obligations of any Indemnified Person under this Section 6 of this Agreement will be in addition to any liability which such Indemnified Person may otherwise have to the Company. The remedies provided in this Section 6 are not exclusive and will not limit any rights or remedies that may otherwise be available to an Indemnitee at law or in equity.

     7. UNDERWRITING AGREEMENT. Notwithstanding the provisions of Sections 4 and 6 of this Agreement, to the extent that the Licensors and the Company enter into an underwriting or similar agreement with respect to a Registration Statement, which agreement contains provisions covering one or more issues addressed in Sections 4 and 6, the provisions contained in such Sections addressing such issue or issues shall be superceded with respect to such Registration Statement by such other agreement.

      8. EXPENSES OF REGISTRATION. [*                  *].

      9. DAMAGES.  [*                    *].

     10. MISCELLANEOUS.

     (a) NOTICES. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, by facsimile or e-mail, or (b) if delivered from outside the United States, by international express courier, facsimile or e-mail. Notwithstanding anything in this Agreement to the contrary, the Company's obligation to deliver or give notice to the Licensors shall be satisfied by the delivery or giving of notice to SBC. All obligations of the Licensors to deliver or give notice to the Company shall be satisfied by the delivery or giving of such notice by SBC and GGL jointly. All such notices will be deemed given (a) if delivered by first-class registered or certified mail, three business days after so mailed, (b) if delivered by nationally recognized overnight carrier, one business day after so mailed, (c) if delivered by International Federal Express, two business days after so mailed, and (d) if delivered by facsimile or e-mail, upon electronic confirmation of receipt and will be delivered as addressed as follows:

               (i)  If to the Company, to:

                    3-Dimensional Pharmaceuticals, Inc.
                    Three Lower Makefield Corporate Center
                    1020 Stony Hill Road
                    Yardley, PA 19067
                    Attn:  David C. U'Prichard, Ph.D
                    Chief Executive Officer
                    Fax: (267) 757-7204

              (ii)  With a copy to:  Morgan Lewis & Bockius LLP


                    After January 18, 2002
                    ----------------------
                    111 Pennsylvania Ave., NW
                    Washington, DC 20004
                    Fax: (202) 739-3001
                    Attn: Edward T. Lentz, Esq. and Linda Griggs, Esq.

                    Before January 18, 2002
                    -----------------------
                    1800 M Street, N.W.
                    Washington, D.C. 20036
                    Fax:  (202) 467-7176
                    Attn: Edward T. Lentz, Esq. and Linda Griggs, Esq.

              (iii) If to Licensors, to:
                    GlaxoSmithKline
                    1250 Collegeville Road
                    Collegeville, PA  19426-0989
                    Attn:  Mr. Osagie Imasogie
                    V.P. and Director
                    Genetics and Discovery Ventures
                    Fax:  (610) 917-4234

               (iv) With a copy to:  GlaxoSmithKline
                    Corporate Law Department
                    One Franklin Plaza
                    200 North 16th Street/FP2355
                    Philadelphia, PA  19102
                    Attn:  General Counsel
                    Fax:  (215) 751-5349


     (b) CHANGES. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and each of SBC and GGL.

     (c) HEADINGS. The headings of the various sections and subsections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement and do not affect its interpretation.

     (d) SEVERABILITY. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

     (e) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the successors in interest of the respective parties. Neither this Agreement nor any interest under this Agreement shall be assignable by either party without the written consent of the other; provided, however, that SBC or GGL may assign this Agreement without the written consent of the Company to any Affiliate; provided, further, that any such assignee shall agree to be bound by the terms and conditions of this Agreement.

     (f) GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Pennsylvania, without giving effect to the principles of conflicts of law.

     (g) ENTIRE AGREEMENT. This Agreement, together with the License Agreement and Stock Purchase Agreement, constitutes the entire agreement between the parties relating to the subject matter hereof and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein.

     (h) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

     11. EFFECTIVENESS. This Agreement shall become effective as of the Closing Date, as defined in Section 3 of the Stock Purchase Agreement. In the event that the Stock Purchase Agreement is terminated pursuant to its terms and the issuance of the Shares, as defined in Section 1 of the Stock Purchase Agreement, on the Closing Date does not occur, this Agreement shall be null and void and of no further force and effect.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.



3-DIMENSIONAL PHARMACEUTICALS, INC.


BY:
    ----------------------------------

TITLE:
       -------------------------------


SMITHKLINE BEECHAM CORPORATION

BY:
    ----------------------------------

TITLE:
       -------------------------------



GLAXO GROUP LIMITED

BY:
    ----------------------------------

TITLE:
       -------------------------------

                               LICENSE AGREEMENT
                             GLAXOSMITHKLINE - 3DP
                                   Appendix E

                               LICENSOR Services

1. Within [*                      *] following the EFFECTIVE DATE, GSK shall
   deliver to 3DP the KNOW-HOW relating to the manufacture of GW395058 by the processes that were used or to be used by GSK to prepare pre-clinical, clinical, and commercial supplies of GW395058, including but not limited to manufacturing protocols, operating procedures, process controls, environmental issues and controls, Drug Master Files, intermediates, reagents, drug samples, suppliers, DMPK immunoassay protocols, indirect and direct costs of goods, quality assurance and quality control, stability testing, yields, purity, impurities, by-products, and product specifications. GSK shall also provide final and draft reports ("as is" as of the EFFECTIVE
   DATE) of information and data related to manufacturing GW395058 to the extent in GSK's possession or control. GSK shall use reasonable efforts to ensure that the information provided under this paragraph is all such information in GSK's possession or control as of the EFFECTIVE DATE.

2.  Within [*               *] following the EFFECTIVE DATE, GSK shall deliver
    to 3DP KNOW-HOW comprising:

       2.1. the documentation relating to pre-clinical studies of GW395058 that are listed in Appendix A;

       2.2. pre-clinical and clinical development plans for PRODUCTS;

       2.3. any other information or data that is available to GSK and that is reasonably believed by GSK to be necessary or useful for the development and marketing of PRODUCTS, including but not limited to Project Team Meeting Minutes.

3.  For [*                     *] following the EFFECTIVE DATE, GSK shall
    provide to 3DP such additional reports, data, and records that it has in its possession as of the EFFECTIVE DATE and that 3DP and GSK mutually agree are necessary or useful for the development or commercialization of PRODUCTS.

4.  Until [*                *], GSK shall make those of its employees who have
    relevant knowledge reasonably available to 3DP for consultation concerning the pre-clinical development of GW395058, previous regulatory interactions between GSK and the FDA relating to GW395058, and manufacturing of GW395058,
    provided such consultations shall not in the aggregate exceed [*        *]
    and further provided that GSK then
    currently has employees who have the experience and knowledge relating to PRODUCTS to be able to provide such consultation.

5.  Until [*                    *], GSK shall provide to 3DP such additional
    reports, data, and records that it has in its possession as of the EFFECTIVE DATE and that are requested by 3DP and that are required to respond to inquiries by the FDA or an analogous agency outside the U.S.

6. All requests by 3DP for reports, data, records, and consultations pursuant to this Appendix E shall be directed to a person or persons that GSK may designate for this purpose.

                               LICENSE AGREEMENT
                             GLAXOSMITHKLINE - 3DP
                                   APPENDIX F

                                 Press Release

Corporate Contact                  Media Inquiries               Investor Inquiries
---------------------------------  ---------------------------   ------------------
3-Dimensional Pharmaceuticals      Noonan/Russo Communications   Rx Communications
Scott Horvitz                      Glenn Silver                  Melody Carey
VP, Finance and Administration     212-696-4455, ext. 271        917-322-2571
267-757-7208                       g.silver@noonanrusso.com      mcarey@rxir.com
horvitz@3dp.com                    ------------------------      ---------------
----------------


  FOR IMMEDIATE RELEASE
  ---------------------

                    3-DIMENSIONAL PHARMACEUTICALS licenses
                       TPO Peptide from GlaxoSmithKline

                                   ---------

Yardley, PA, January 7th, 2002 - 3-Dimensional Pharmaceuticals, Inc. (Nasdaq:
DDDP) (3DP) today announced that the Company has entered into an exclusive licensing agreement with GlaxoSmithKline (GSK), giving it worldwide development, marketing and distribution rights to GSK's pre-IND compound GW 395058 for the
prevention and treatment of thrombocytopenia, or low blood platelet count.   GW
395058 is a pegylated synthetic thrombopoietin (TPO) mimetic peptide that stimulates the human body to increase its production of blood platelets, which are responsible for regulating the clotting process.

3DP's initial development focus will be on chemotherapy induced thrombocytopenia because of the frequency with which cancer patients undergoing certain chemotherapy regimens experience thrombocytopenia. The condition can prolong blood clotting times, increase the risk of bruising, and, in extreme cases, prompt internal hemorrhaging. These side effects frequently disrupt cancer treatment protocols, including delays in, and the lowering of chemotherapy dosing regimens.

"Thrombocytopenia is the unfortunate consequence of a wide range of diseases and disease treatments," said David U'Prichard, Ph.D., Chief Executive Officer of 3DP. "We see GW 395058 as an important addition to our rapidly growing pipeline of treatment and supportive therapies for cancer. In addition, we believe there could be significant upside potential from the development of GW 395058 for various non-cancer related indications. We are pleased that we have been able to successfully negotiate this transaction with GSK's Genetics & Discovery Ventures Team"

The current standard of care for thrombocytopenia is a platelet transfusion; however, there are a number of potentially negative side effects associated with
this procedure.   About one third of the two million platelet transfusions
administered each year in the United States are given to cancer patients, while the remainder are given to patients with a variety of conditions including coronary bypass and hepatic surgery, HIV/AIDS, hepatitis B and C, and idiopathic thrombocytopenia purpura.

Under the terms of the agreement, all payments by 3DP to GSK will be made in the form of 3DP stock. 3DP will make an initial upfront payment of 500,000 shares and future milestone payments based on achievement of certain key development and regulatory events. In total, 3DP may provide 2.4 million shares to GSK.

About 3DP

3DP (http://www.3dp.com) is an integrated bio-pharmaceuticals company dedicated to revolutionizing small molecule drug discovery and development. 3DP's proprietary platform, DiscoverWorks, can be applied to virtually any potential drug target. It produces drug candidates suitable for faster development, with fewer resources and a higher probability of success than using conventional drug discovery methods. 3DP is developing its own drug pipeline with a strategic focus in the therapeutic areas of oncology and metabolism, and collaborates with other pharmaceutical companies in discovery and development.


                                     # # #

                               LICENSE AGREEMENT
                             GLAXOSMITHKLINE - 3DP
                                   Appendix G

                   Exceptions to Representations and Warrants

 [* 1 entire page has been omitted pursuant to a confidential treatment request *]


                                      G-1